As filed with the Securities and Exchange Commission on October 20, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GRABAGUN DIGITAL HOLDINGS INC.
(Exact Name of Registrant as specified in its charter)

Texas	33-4289144
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

200 East Beltline Road, Suite 403 Coppell, TX 75019	75019
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by GrabAGun Digital Holdings Inc. (the “Registrant”), with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its common stock, par value $0.0001 per share (the “Common Stock”), with NYSE Texas, Inc. (the “NYSE Texas”) under the trading symbol “PEW.” The Common Stock is currently listed on the New York Stock Exchange under the symbol “PEW.”

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock set forth under the heading “Description of Securities of Pubco” in the Registrant’s prospectus forming part of its Registration Statement on Form S-4 (File No. 333-286021), originally filed with the SEC on March 21, 2025, and declared effective on June 20, 2025 (as amended and supplemented from time to time, the “Registration Statement”), is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that are subsequently filed are hereby also incorporated by reference herein.

We expect the listing and trading of the Common Stock on the NYSE Texas to commence on October 21, 2025 under the symbol “PEW.”

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Texas and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GRABAGUN DIGITAL HOLDINGS INC.

	By:	/s/ Marc Nemati
		Name:	Marc Nemati
		Title:	President and Chief Executive Officer

Date: October 20, 2025

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